Exhibit 5.1

To Affimed N.V. (the "Issuer") Im Neuenheimer Feld 582 0 D-69120 HEIDELBERG Germany

Date 1 October 2015		J.J.J. Schutte
Our ref.	M24047594/1/20614365/jgk	Advocaat

Dear Sir/Madam,

Registration with the US Securities and Exchange Commission of common shares in the capital of the Issuer

1	Introduction

I act as Dutch legal adviser (advocaat) to the Issuer in connection with the Registration.

Certain terms used in this opinion are defined in Annex 1 (Definitions).

2	Dutch Law

This opinion is limited to Dutch law in effect on the date of this opinion. It (including all terms used in it) is to be construed in accordance with Dutch law.

3	Scope of Inquiry

I have examined, and relied upon the accuracy of the factual statements in, the following documents:

3.1	A copy of the Registration Statement.

3.2	A copy of:

(a)	the Issuer's deed of incorporation, the Deed of Conversion and its articles of association as in force at the time of each issue of Existing Registration Shares, as provided by the Chamber of Commerce (Kamer van Koophandel);

(b)	both Board Regulations;

(c)	the Trade Register Extract; and

(d)	the Shareholders Register.

3.3	A copy of:

(a)	the Board Certificate;

(b)	each Corporate Resolution;

(c)	each Issue Document;

(d)	the Follow on Notice of Option Exercise;

(e)	the Warrant Agreement; and

(f)	the Bank Statements.

In addition, I have examined such documents, and performed such other investigations, as I considered necessary for the purpose of this opinion. My examination has been limited to the text of the documents.

4	Assumptions

I have made the following assumptions:

4.1

(a)	Each copy document conforms to the original and each original is genuine and complete.

(b)	Each signature is the genuine signature of the individual concerned.

(c)	The Registration Statement has been or will have been filed with the SEC in the form referred to in this opinion.

4.2	All Existing Registration Shares have been validly accepted by the subscribers for them.

4.3

(a)	The Issuer's authorised share capital at the time of issue of the Warrant Registration Shares will be sufficient to allow for the issue.

(b)	The Warrant Registration Shares will have been:

(i)	issued in the form and manner prescribed by the articles of association at the time of issue; and

(ii)	otherwise offered, issued and accepted by their subscribers in accordance with all applicable laws (including, for the avoidance of doubt, Dutch law).

(c)	The nominal amount of the Warrant Registration Shares and any agreed share premium will have been validly paid in accordance with the Warrant Agreement.

4.4

(a)

(i)	The issue by the Issuer of the Other Future Registration Shares (or of any rights to acquire Other Future Registration Shares) will have been validly authorised; and

(ii)	any pre-emption rights in respect of the issue of the Other Future Registration Shares (or of any rights to acquire Other Future Registration Shares) will have been observed or validly excluded;

all in accordance with the Issuer's articles of association at the time of authorisation or of observance or exclusion.

(b)	The Issuer's authorised share capital at the time of issue of the Other Future Registration Shares will be sufficient to allow for the issue.

(c)	The Other Future Registration Shares will have been:

(i)	issued in the form and manner prescribed by the articles of association at the time of issue; and

(ii)	otherwise offered, issued and accepted by their subscribers in accordance with all applicable laws (including, for the avoidance of doubt, Dutch law).

(d)	The nominal amount of the Other Future Registration Shares and any agreed share premium will have been validly paid.

5	Opinion

Based on the documents and investigations referred to and assumptions made in paragraphs 3 and 4, I am of the following opinion:

5.1	The Existing Registration Shares have been validly issued, are fully paid and are nonassessable[1].

5.2	When issued, the Warrant Registration Shares and the Other Future Registration Shares will have been validly issued, fully paid and nonassessable[1].

6	Reliance

6.1	This opinion is an exhibit to the Registration Statement and may be relied upon by the purchasers of the Registration Shares for the purpose of their acquisition of the Registration Shares and not by any other person or for any other purpose. It may not be supplied, and its contents or existence may not be disclosed, to any person other than as an Exhibit to (and therefore together with) the Registration Statement.

6.2	Each person accepting this opinion agrees, in so accepting, that only De Brauw will have any liability in connection with this opinion, that the agreement in this paragraph 6.2 and all liability and other matters relating to this opinion will be governed exclusively by Dutch law and that the Dutch courts will have exclusive jurisdiction to settle any dispute relating to this opinion.

6.3	The Issuer may:

(a)	file this opinion as an exhibit to the Registration Statement; and

1 In this opinion, "nonassessable" – which term has no equivalent in Dutch – means, in relation to a share, that the issuer of the share has no right to require the holder of the share to pay to the issuer any amount (in addition to the amount required for the share to be fully paid) solely as a result of his shareholdership.

(b)	refer to De Brauw giving this opinion under the heading "Legal Matters" in the prospectus included in the Registration Statement.

The previous sentence is no admittance from me (or De Brauw) that I am (or De Brauw is) in the category of persons whose consent for the filing and reference as set out in that sentence is required under section 7 of the Securities Act or any rules or regulations of the SEC promulgated under it.

Yours faithfully, De Brauw Blackstone Westbroek N.V.
/s/ J.J.J. Schutte
J.J.J. Schutte

Annex 1 – Definitions

"Bank Statement" means each of the bank statements regarding foreign currency as referred to in section 2:93a BW, filed with the Chamber of Commerce on 29 September 2014, 18 May 2015 and 9 July 2015.

"Board Certificate" means the certificate dated the date of this opinion attached to this opinion as Annex 2.

"Board Regulation" means the Issuer's rules governing its management board, dated 17 September 2014 and the Issuer's rules governing its supervisory board, dated 17 September 2014.

"BW" means the Civil Code (Burgerlijk Wetboek).

"Corporate Resolution" means each of the General Shareholder Resolution, the IPO Corporate Resolutions, the Follow on Corporate Resolutions and the Warrant Corporate Resolutions.

"De Brauw" means De Brauw Blackstone Westbroek N.V.

"Deed of Conversion" means the deed of conversion and amendment of the articles of association dated 17 September 2014 providing for the conversion of the Issuer into a limited liability company and amendment of its articles association.

"Dutch law" means the law directly applicable in the Netherlands.

"Existing Registration Shares" means the 29,934,169 common shares, nominal value of EUR 0.01 each, in the Issuer’s capital, issued pursuant to the Issue Documents (including, for the avoidance of doubt, the Reorganisation Shares).

"Follow on Corporate Resolutions" means each of the Follow on Managing Board Resolutions, the Follow on Pricing Committee Resolution, the Follow on Supervisory Board Resolution, and the Follow on Supervisory Board Minutes.

"Follow on Deed of Issue" means the deed of issue dated 12 May 2015 providing for the issue of 5,000,000 common shares ("Follow on Shares") with a nominal value of EUR 0.01 each.

"Follow on Managing Board Resolutions" means each of:

(a)	A written resolution by the Issuer's managing board dated 4 May 2015, to:

(i)	publish the Follow on Registration Statement;

(ii)	enter into the Follow on Underwriting Agreement;

(iii)	establish a follow on pricing committee ("Follow on Pricing Committee") and authorise the pricing committee to (i) decide whether or not to proceed with the Follow on Offer, (ii) determine the number of Follow on Shares, (iii) determine the maximum number of Option Shares that can be issued, and (iv) set the issue price for the Follow on Shares, provided that the size of the Follow on Offer, while taking into account the aggregate number of the Follow on Shares and the Option Shares to be issued and the issue price per Follow on Share, does not exceed an amount of USD 40.25 million (the "Maximum authorisation"); and

(iv)	determine that if the Issuer's managing board wishes to increase the amount of the Maximum Authorisation, the Issuer's managing board will adopt a resolution to that effect and request the Issuer's supervisory board for approval of such increase, including a power of attorney granted to each of Adi Hoess, Florian Fischer, and Jens-Peter Marschner ("Follow on Managing Board Resolution A").

(b)	A written resolution by the Issuer's managing board dated 12 May 2015, to:

(i)	resolve the issue of the Follow on Shares for a price of USD 6.7210 per Follow On Share to Cede & Co as nominee for the Depositary Trust Company, a limited purpose trust company organised under New York State banking law; and to exclude the pre-emption rights (voorkeursrechten) in respect thereof ("Follow on Managing Board Resolution B").

(c)	A written resolution by the Issuer's managing board dated 6 May 2015, to:

(i)	Resolve the increase in the Maximum Authorisation with an additional aggregate amount of USD 863,000, resulting in a maximum size of the Follow on Offer of USD 41,113,000 (the "Increase of the Maximum Authorisation").

(ii)	Request the Issuer's supervisory board for approval of the Increase of the Maximum Authorisation ("Follow on Managing Board Resolution C").

"Follow on Notice of Option Exercise" means the written notice dated 7 May 2015 from the underwriters to the Follow on Offer to the Issuer, where the underwriters exercise the option granted to them by the Issuer to purchase Option Shares, in accordance with the Follow on Underwriting Agreement.

"Follow on Option Deed of Issue" means the deed of issue dated 12 May 2015 providing for the issue of 750,000 common shares ("Option Shares") with a nominal value of EUR 0.01 each.

"Follow on Pricing Committee Resolution" means the written resolution of the Follow on Pricing Committee dated 6 May 2015, to (i) resolve to proceed with the Follow on Offer; (ii) determine the number of Follow on Shares to be issued; (iii) determine the maximum number of Option Shares that can be issued, and (iv) determine the issue price for the Follow on Shares.

"Follow on Supervisory Board Minutes" means the minutes of the meeting of the Issuer's supervisory board dated 6 May 2015, where the Issuer's supervisory board unanimously approves the Increase of the Maximum Authorisation, resolved upon by the Issuer's managing board in Follow on Managing Board Resolution A and Follow on Managing Board Resolution C.

"Follow on Supervisory Board Resolution" means a written resolution by the Issuer's supervisory board dated 12 May 2015, to approve all resolutions adopted by the Issuer's managing board in Follow on Managing Board Resolution A and Follow on Managing Board Resolution B.

"Follow on Underwriting Agreement" means the underwriting agreement dated 6 May 2015 between the Issuer and the underwriters named in it.

"General Shareholder Resolution" means a written resolution of the Issuer's general meeting of shareholders dated 12 September 2014, relating to the Reorganisation Deed of Issue and, among other things, authorising, with effect from 17 September 2014, the managing board, for a period of five years and subject to the approval of the supervisory board, to:

(a)	resolve to issue common shares and/or grant rights to subscribe for common shares in the share capital of the Issuer, up to the maximum number of common shares that can be issued under the authorised share capital of the Issuer as per the date of adoption of such resolution; and

(b)	to restrict or exclude the pre-emption rights (voorkeursrechten) in respect thereof.

"Incentive Shares Deed of Issue" means the deed of issue dated 26 June 2015 providing for the issue of 200,000 common shares ("Incentive Shares") with a nominal value of EUR 0.01 each.

"IPO" means the initial public offering of Affimed N.V.

"IPO Corporate Resolutions" means each of the IPO Managing Board Resolutions, the IPO Shareholder Resolutions and the IPO Pricing Committee Resolution.

"IPO Deed of Issue" means the deed of issue dated 17 September 2014 providing for the issue of 8,000,000 common shares ("IPO Shares") with a nominal value of EUR 0.01 each.

"IPO Managing Board Resolutions" means each of:

(a)	A written resolution by the Issuer's managing board dated 17 July 2014, to, among others:

(i)	enter into the IPO Underwriting Agreement; and

(ii)	appoint an IPO pricing committee ("IPO Pricing Committee") and request the IPO pricing committee to advise the Issuer's managing board on (i) the decision whether or not to proceed with the IPO, (ii) the number of IPO Shares to be issued and (iii) the issue price for the IPO Shares ("IPO Managing Board Resolution A")

(b)	A written resolution by the Issuer's managing board dated 12 September 2014, to:

(i)	resolve to proceed with the IPO;

(ii)	determine the number of IPO Shares to be issued; and

(iii)	determine the issue price for the IPO Shares.

"IPO Pricing Committee Resolution" means the written resolution of the IPO Pricing Committee dated 12 September 2014, to (i) advise the Issuer's managing board to resolve to proceed with the IPO, (ii) advise the Issuer's managing board on the number of IPO Shares to be issued and (iii) advise the Issuer's managing board on the issue price for the IPO Shares.

"IPO Shareholder Resolutions" means each of:

(a)	a written resolution of the Issuer's general meeting of shareholders dated 17 July 2014, to approve IPO Managing Board Resolution A;

(b)	a written resolution of the Issuer's general meeting of shareholders dating 12 September 2014 to:

(i)	issue the Pre-existing Shares and to exclude all pre-emption rights (voorkeursrechten) in respect thereof;

(ii)	enter into the Reorganisation Deed of Issue;

(iii)	enter into the Deed of Conversion;

(iv)	issue the IPO Shares under the condition of execution of the Deed of Conversion and to exclude all pre-emption rights (voorkeursrechten) in respect thereof; and

(v)	grant the right to acquire the Incentive Shares under the condition of consummation of the IPO.

"IPO Underwriting Agreement" means the underwriting agreement dated 12 September 2014 between the Issuer and the underwriters named in it.

"Issue Document" means each of the following:

(a)	Reorganisation Deed of Issue;

(b)	IPO Deed of Issue;

(c)	Follow on Deed of Issue;

(d)	Follow on Option Deed of Issue; and

(e)	Incentive Shares Deed of Issue.

"Issuer" means Affimed N.V., with seat in Amsterdam.

"Other Future Registration Shares" means the common shares other than the Warrant Registration Shares, nominal value of EUR 0.01 each, in the Issuer's capital, issued after the date hereof, not exceeding the limitations referred to in the Registration Statement.

"Reorganisation Contribution Description" means the description as referred to in section 2:204b BW drawn up by the Issuer, dated 12 September 2014 and attached to the Reorganisation Deed of Issue.

"Reorganisation Deed of Issue" means the deed of issue dated 12 September 2014 providing for the issue of 15,984,168 common shares ("Reorganisation Shares") with a nominal value of EUR 0.01 each, and including the Reorganisation Contribution Description.

"Reorganisation Shares" is defined under Reorganisation Deed of Issue.

"Registration" means the registration of the Registration Shares with the SEC under the Securities Act.

"Registration Shares" means the Existing Registration Shares, the Warrant Registration Shares and the Other Future Registration Shares.

"Registration Statement" means the registration statement on form F-3 to be filed with the SEC on the date hereof in relation to the Registration (excluding any documents incorporated by reference in it and any exhibits to it).

"SEC" means the U.S. Securities and Exchange Commission.

"Securities Act" means the U.S. Securities Act of 1933, as amended.

"the Netherlands" means the part of the Kingdom of the Netherlands located in Europe.

"Trade Register Extract" means a Trade Register extract relating to the Issuer provided by the Chamber of Commerce and dated 30 September 2015.

"Warrant Agreement" means the warrant agreement between the Issuer and Perceptive Credit Opportunities Fund, LP, dated 6 October 2014, granting Perceptive Credit Opportunities Fund, LP the right to subscribe for up to 106,250 common shares, nominal value of EUR 0.01 each, in the Issuer's capital.

"Warrant Corporate Resolutions" means the Warrant Management Board Resolution and the Warrant Supervisory Board Regulation.

"Warrant Management Board Regulations" means a written resolution by the Issuer's management board dated 6 October 2014, to:

(a)	enter into the Warrant Agreement;

(b)	issue the rights to subscribe 106,250 common shares in the share capital of the Issuer; and

(c)	exclude the pre-emption rights (voorkeursrechten) in respect thereof.

"Warrant Registration Shares" means up to 106,250 common shares, nominal value of EUR 0.01 each, in the Issuer's capital, issued upon exercise the right to subscribe for common shares under the Warrant Agreement.

"Warrant Supervisory Board Resolution" means a written resolution by the Issuer's supervisory board dated 6 October 2014, to approve:

(a)	entry into the Warrant Agreement and the related issue of rights to subscribe for 106,250 common shares; and

(b) exclusion of the pre-emption rights (voorkeursrechten) in respect thereof.

Annex 2 – Board Certificate

BOARD CERTIFICATE

FROM THE MANAGING BOARD OF AFFIMED N.V.

DATED [●] SEPTEMBER 2015

THE UNDERSIGNED:

1.	Adolf Hoess, born in Hausham, Germany, on 23 December 1961; and

2.	Florian Heinz Martin Fischer, born in München, Germany, on 3 January 1968,

3.	Jens-Peter Marshner, born in Zeulenroda, Germany, on 29 November 1962,

acting in their capacity as managing directors of Affimed N.V., a limited liability company with corporate seat in Amsterdam, the Netherlands and having its principal office in Heidelberg, Germany (the "Issuer"),

BACKGROUND:

(a)	The Issuer intends to seek the Registration with the SEC of the Registration Shares.

(b)	In connection with the Registration, on the date of this Board Certificate, De Brauw Blackstone Westbroek N.V. intends to issue a legal opinion in the form attached to this certificate (the "Legal Opinion").

(c)	This Board Certificate is the "Board Certificate" as defined in the Legal Opinion.

(d)	The undersigned make the certifications in this Board Certificate after due and careful consideration and after having made all necessary enquiries.

1	Construction

1.1	Terms defined in the Legal Opinion have the same meaning in this Board Certificate.

1.2	In this Board Certificate "including" means "including without limitation".

2	CERTIFICATION:

Each undersigned certifies the following.

2.1	Authenticity

(a)	As at the date of this Board Certificate:

(i)	all information regarding the Issuer registered or on file with the Dutch Trade Register; and

(ii)	all information in the Shareholders Register;

is correct, complete and up to date.

(b)	As at the date of the relevant Corporate Resolution, the relevant Board Regulations were in force.

2.2	Solvency

The Issuer is not subject to any bankruptcy proceedings, suspension of payments, emergency measures, other insolvency proceedings as defined in Article 2(a) of Council Regulation (EC) No 1346/2000 of 29 May 2000 on insolvency proceedings or other laws relating to or affecting the rights of creditors.

2.3	Issue Documentation Existing Registration Shares

(a)	Each Issue Document was within the capacity and powers of, and was validly authorised by, each party and as at the date of this Board Certificate remains in force without modification.

(b)	Each Corporate Resolution has been validly passed. As at the date of this Board Certificate, each Corporate Resolution and the Reorganisation Contribution Description remain in force without modification.

(c)	Each undersigned believes that each Corporate Resolution is reasonable and fair (including in relation to all the Issuer's shareholders).

(d)	No undersigned is aware of any fact or circumstances (including (i) any lack of capacity of any person, (ii) any conflict of interest, (iii) any force (bedreiging), fraud (bedrog), undue influence (misbruik van omstandigheden) or mistake (dwaling), and (iv) any amendment or supplement) which he understands or suspects has or may have the effect that any Corporate Resolution or Issue Document will or may cease to be in force without modification at any time.

2.4	Issues Existing Registration Shares

(a)	At the time of each issue of Existing Registration Shares the difference between (i) the Issuer's authorised share capital, and (ii) its issued share capital, was sufficient to allow for the issue.

(b)

(i) At the time when the contribution on the Reorganisation Shares was made (in accordance with the Reorganisation Deed of Issue), its value was no less than the amount to be paid on the Registration Shares.

(ii) The contribution to be made on the Reorganisation Shares has been validly transferred to the Issuer (in accordance with the Reorganisation Deed of Issue).

(c)	At the time of each issue of Existing Registration Shares other than the Reorganisation Shares, the amounts to be paid on the relevant Existing Registration Shares have been paid in accordance with the relevant Issue Document.

2.5	General

No undersigned is aware of:

(a)	any claim (whether actual or threatened and including any claim, litigation, arbitration or administrative or regulatory proceedings) to the contrary of the certifications in this Board Certificate; or

(b)	any fact or circumstance which he or she understands or suspects has or might have any impact on the correctness of the Legal Opinion and which has not been disclosed to De Brauw in writing.

3	RELIANCE

De Brauw may rely on this Board Certificate (without personal liability for the undersigned).

4	IN EVIDENCE WHEREOF:

this Board Certificate was signed on in the manner set out below.

(Signature page to follow)

/S/ Adolf Hoess
Name:	Adolf Hoess
Title:	Chief Executive Officer

/S/ Florian Heinz Martin Fischer
Name:	Florian Heinz Martin Fischer
Title:	Chief Financial Officer

/S/ Jens Peter Marschner
Name:	Jens-Peter Marshner
Title:

(Signature page to board certificate)